                                                                     EXHIBIT 1.2


                             UNDERWRITING AGREEMENT
                                     (TERMS)

                             ----------------------

                                 $1,250,000,000

                       $500,000,000 5.500% Notes due 2009
                       $750,000,000 6.375% Notes due 2015

                             ----------------------


                                November 16, 2004



HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Managers (the "Managers"), understand that HCA Inc., a Delaware corporation (the "Company"), proposes to issue and sell $1,250,000,000 aggregate principal amount of its $500,000,000 5.500% Notes due 2009 and $750,000,000
6.375% Notes due 2015 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

                                                             Principal Amount        Principal Amount
                                                             of 5.500% Notes         of 6.375% Notes
                                                                 due 2009                due 2015
         J.P. Morgan Securities Inc....................        $175,000,000            $262,500,000
         Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated.......................         175,000,000             262,500,000
         Banc of America Securities LLC................          20,000,000              30,000,000
         Citigroup Global Markets Inc..................          20,000,000              30,000,000
         Deutsche Bank Securities Inc..................          20,000,000              30,000,000
         Mizuho International plc......................          20,000,000              30,000,000
         Wachovia Securities, Inc......................          20,000,000              30,000,000
         Scotia Capital (USA) Inc......................          12,500,000              18,750,000
         SunTrust Capital Markets, Inc.................          12,500,000              18,750,000
         BNY Capital Markets, Inc......................           8,334,000              12,500,000
         Calyon Securities Inc.........................           8,333,000              12,500,000
         McDonald Investments Inc......................           8,333,000              12,500,000
                                                               ------------            ------------
         Total                                                 $500,000,000            $750,000,000
                                                               ============            ============

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of J.P. Morgan Securities Inc. or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on November 19, 2004 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated October 16, 2003, and the Prospectus Supplement dated November 16, 2004, including the following:

         Public Offering Prices:       99.707% of principal amount for the 2009 notes
                                       99.671% of principal amount for the 2015 notes

         Purchase Prices:              98.832% of principal amount  for the 2009 notes
                                       98.546% of principal amount for the 2015 notes

         Underwriters' Discounts:      0.875% for the 2009 notes
                                       1.125% for the 2015 notes

         Maturity Dates:               December 1, 2009
                                       January 15, 2015

         Interest Rates:               5.500% for the 2009 notes
                                       6.375% for the 2015 notes

         Interest Payment Dates:       December 1 and June 1 of each year, commencing
                                       June 1, 2005 for the 2009 notes; January 15 and
                                       July 15 of each year, commencing January 15, 2005
                                       for the 2015 notes. Interest accrues from
                                       November 19, 2004.

         Redemption Provisions:        The Company may, at its option, redeem the
                                       Offered Securities at any time and from time to time
                                       at the price described in the Prospectus Supplement.

         Current Ratings:              Standard & Poor's Ratings Service  -- BB+
                                       Moody's Investors Service, Inc. -- Ba2

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement and (iv) Section 5(e) shall be amended and restated to provide that (A) the Managers shall have received on November 16, 2004 a letter, dated such date, in form and substance satisfactory to the Managers, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus and (B) on the Closing Date, the Manager's shall have received a letter, dated the Closing Date, in form and substance satisfactory to the Managers, from the Company's independent public accountants confirming their statements and conclusions as set forth in the comfort letter delivered to the Managers on November 16, 2004.

         As evidenced by the Company's countersignature of this Agreement, the Company hereby confirms its engagement of the services of Deutsche Bank Securities Inc. as, and hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., with respect to the offering and sale of the Offered Securities. As compensation for the services of Deutsche Bank Securities Inc. hereunder as a "qualified independent underwriter," the Company agrees to pay Deutsche Bank Securities Inc. $1,000 on the Closing Date. In addition, the Company agrees promptly to reimburse Deutsche Bank Securities Inc. for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the services to be rendered hereunder as a "qualified independent underwriter."

         Deutsche Bank Securities Inc. hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Offered Securities as described in the Prospectus and Prospectus
Supplement:

         (i) Deutsche Bank Securities Inc. constitutes a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.;

         (ii) Deutsche Bank Securities Inc. has participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and has exercised the usual standards of "due diligence" in respect thereto;

         (iii) Deutsche Bank Securities Inc. has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in Section 11 thereof; and

         (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by Deutsche Bank Securities Inc. to be comparable to the Company with debt securities of maturity and seniority similar to the Offered Securities and the demand for securities of comparable companies similar to the Offered Securities, and (D) such other studies, analyses and investigations as Deutsche Bank Securities Inc. has deemed appropriate, and assuming that the offering and sale of the Offered Securities is made as contemplated herein and in the Prospectus and Prospectus Supplement, Deutsche Bank Securities Inc. recommends, as of the date of the execution and delivery of this Agreement, that the yields on the Offered Securities be not less than 3.567% with respect to the 2009 notes and 4.221% with respect to the 2015 notes, which minimum yields should in no way be considered or relied upon as an indication of the value of the Offered Securities.

         Deutsche Bank Securities Inc. hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to either the Prospectus or the Prospectus Supplement, Deutsche Bank Securities Inc. will render services as a "qualified independent underwriter," in accordance with Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc., as such term is defined in Section
(b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities as described in either the Prospectus or the Prospectus Supplement, as so amended or supplemented, that are substantially the same as those services being rendered with respect to the offering and sale of the Offered Securities as described in the Prospectus and the Prospectus Supplement (including those described above).

         In addition, the Company agrees with Deutsche Bank Securities Inc. that the indemnification and contribution provisions of the Underwriting Agreement Standard Provisions (Debt Securities), which are incorporated herein by reference, shall also apply to Deutsche Bank Securities Inc. in its capacity as qualified independent underwriter. The Company agrees to cooperate with Deutsche Bank Securities Inc. to enable it to perform the services contemplated by this Agreement.

         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                  Very truly yours,

                                  By:    J.P. Morgan Securities Inc.


                                  By:    /s/ Robert Bottamedi
                                         --------------------------------------
                                  Name:  Robert Bottamedi
                                         --------------------------------------
                                  Title: Vice President
                                         --------------------------------------

                                  Acting on behalf of itself and the several
                                  Underwriters named herein.

                                  By:    Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated


                                  By:    /s/ James Forbes
                                         --------------------------------------
                                  Name:  James Forbes
                                         --------------------------------------
                                  Title: Managing Director
                                         --------------------------------------

                                  Acting on behalf of itself and the several
                                  Underwriters named herein.

                                  By:    Deutsche Bank Securities Inc.


                                  By:    /s/ Marc Fratepietro
                                         --------------------------------------
                                  Name:  Marc Fratepietro
                                         --------------------------------------
                                  Title: Director
                                         --------------------------------------


                                  By:    /s/ Scott Fliegn
                                         --------------------------------------
                                  Name:  Scott Fliegn
                                         --------------------------------------
                                  Title: Managing Director
                                         --------------------------------------

                                  Acting as "qualified independent underwriter" as set forth herein

Accepted:

HCA Inc.


By:    /s/ David G. Anderson
       -------------------------------
Name:  David G. Anderson
       -------------------------------
Title: Senior Vice President - Finance
       and Treasurer
       -------------------------------